SHARE EXCHANGE AGREEMENT

By and Among

FLEURS DE VIE, INC.,
a Nevada corporation

and

AMERICAN D&C INVESTMENT, INC.,
a Delaware corporation

and

the Shareholders of American D&C Investment, Inc.

Dated as of August 11, 2009

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 11th day of August 2009, by and among Fleurs De Vie, Inc., a Nevada corporation (hereinafter referred to as “FDVI” or the “Company”), American D&C Investment, Inc., a Delaware corporation (hereinafter referred to as “American D&C”) and the shareholders of American D&C (the “American D&C Shareholders”), upon the following premises:

Premises

WHEREAS, FDVI is a publicly held corporation organized under the laws of the State of Nevada with no significant operations;

WHEREAS, American D&C is a private company incorporated under the laws of Delaware;

WHEREAS, American D&C owns 100% of the equity of DaQing Yueyu Oilfield Underground Technology Services Co., Ltd. (“DaQing Yueyu”), a wholly foreign-owned enterprise (WOFE) organized under the laws of the People’s Republic of China (“Daqing Yueyu”);

WHEREAS, the Boards of Directors of each of FDVI and American D&C have determined that a business combination between American D&C and FDVI through a share exchange among FDVI, American D&C and American D&C Shareholders, is advisable and in the best interests of their respective companies and stockholders and in furtherance thereof have approved the share exchange; and

WHEREAS, FDVI agrees to acquire up to 100% of the issued and outstanding common stock, $0.0001 par value (the “American D&C Shares”) of American D&C from the American D&C Shareholders in exchange for the issuance of a total of 30,000,000 shares of FDVE common stock equal to approximately 94.17% of the issued and outstanding common stock, $0.001 par value (the “Common Stock”) of FDVI (the “Exchange”); and the American D&C Shareholders agree to exchange their shares of American D&C on the terms described herein. On the Closing Date, American D&C will become a wholly-owned subsidiary of FDVI;

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AMERICAN D&C

As an inducement to, and to obtain the reliance of FDVI, except as set forth in the American D&C Schedules, (as hereinafter defined), American D&C represents and warrants as of the Closing Date, as defined below, as follows:

Section 1.01 Incorporation.

American D&C is a company duly incorporated, validly existing, and in good standing under the laws of  Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the American D&C Schedules are complete and correct copies of the articles of incorporation of American D&C as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of American D&C’s articles of incorporation.  American D&C has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement.  American D&C has full power, authority, and legal capacity and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Authorized Shares.

  The number of shares which American D&C is authorized to issue consists of 100,000,000 shares of common stock, par value $0.0001 per share.  There are 1,000 shares of common stock currently issued and outstanding.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations

.  Except for DaQing Yueyu, American D&C does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 1.04 Financial Statements.

(a) Included in the American D&C Schedules are (i) the audited financial statements of American D&C for the years ended September 30, 2008 and 2007 and (ii) the reviewed financial statements for the quarters ended March 31, 2009.

(b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of American D&C.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, American D&C had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of American D&C, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c) American D&C has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and American D&C has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

(d) The books and records, financial and otherwise, of American D&C are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e) All of American D&C’s assets are reflected on its financial statements, and, except as set forth in the American D&C Schedules or the financial statements of or the notes thereto, American D&C has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information

.  The information concerning American D&C set forth in this Agreement and in the American D&C Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, American D&C has fully disclosed in writing to FDVI (through this Agreement or the American D&C Schedules) all information relating to matters involving American D&C or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of American D&C or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on American D&C, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.06 Absence of Certain Changes or Events

.  Since March 31, 2009, to the best of American D&C’s knowledge:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of American D&C;

(b) American D&C has not (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting, (iii) entered into any other material transaction other than sales in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

Section 1.07 Litigation and Proceedings

. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of American D&C after reasonable investigation, threatened by or against American D&C or affecting American D&C or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  American D&C does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.08 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which  American D&C is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the American D&C Schedules.  A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000);

(b) All contracts, agreements, franchises, license agreements, and other commitments to which American D&C is a party or by which its properties are bound and which are material to the operations of American D&C taken as a whole are valid and enforceable by American D&C in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

Section 1.09 No Conflict With Other Instruments

.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which American D&C is a party or to which any of its assets, properties or operations are subject.

Section 1.10 Compliance With Laws and Regulations

.  To the best of its knowledge, American D&C has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of American D&C or except to the extent that noncompliance would not result in the occurrence of any material liability for American D&C.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.11 Approval of Agreement

.  The Board of Directors of American D&C has authorized the execution and delivery of this Agreement by American D&C and has approved this Agreement and the transactions contemplated hereby, and will recommend to the American D&C Shareholders that the Exchange be accepted.

Section 1.12 American D&C Schedules

.  American D&C has delivered to FDVI the following schedules, which are collectively referred to as the “American D&C Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of American D&C as complete, true, and correct as of the date of this Agreement in all material respects:

(a) a schedule containing complete and correct copies of the articles of incorporation and amendments thereto of American D&C in effect as of the date of this Agreement;

(b) a schedule containing the financial statements identified in paragraph 1.04(a);

(c) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of American D&C since March 31, 2009, required to be provided pursuant to section 1.07 hereof;

(d) a schedule of any exceptions to the representations made herein; and

(e) a schedule containing the other information requested above.

American D&C shall cause the American D&C Schedules and the instruments and data delivered to FDVI hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.13 Valid Obligation

.  This Agreement and all agreements and other documents executed by American D&C in connection herewith constitute the valid and binding obligation of American D&C, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF FDVI

As an inducement to, and to obtain the reliance of American D&C and the American D&C Shareholders, except as set forth in the FDVI Schedules (as hereinafter defined), FDVI represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization

.  FDVI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the FDVI Schedules are complete and correct copies of the certificate of incorporation and bylaws of FDVI as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of FDVI’s certificate of incorporation or bylaws.  FDVI has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and FDVI has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization

.  FDVI authorized capitalization consists of 140,000,000 shares of common stock, par value $0.001 per share (“FDVI Common Stock”), of which 1,857,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding as of the date hereof.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations

.  FDVI does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Financial Statements.

(a) Included in the FDVI Schedules are (i) the audited balance sheets of FDVI for the years ended December 31, 2008 and 2007 and the related audited statements of operations, stockholders’ equity and cash flows for December 31, 2008 and 2007 together with the notes to such statements and the opinions of Paritz & Company, P.A. and Malone & Bailey, P.C., independent certified public accountants with respect thereto.

(b) Included in the FDVI Schedules are: (i) unaudited balance sheets of March 31, 2009 and the related unaudited statements of operations, stockholders’ equity and cash flows for the quarters ended on such dates and all such financial statements have been reviewed by Paritz & Company, P.A.

(c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The FDVI balance sheets are true and accurate and present fairly as of their respective dates the financial condition of FDVI.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, FDVI had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of FDVI, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(d) FDVI has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(e) FDVI has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(f) The books and records, financial and otherwise, of FDVI are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices

(g) All of FDVI assets are reflected on its financial statements. FDVI has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.  FDVI further represents that any liabilities reflected on the balance sheet as of March 31, 2009 have been fully paid as of the date hereof.

Section 2.05 Information

.  The information concerning FDVI set forth in this Agreement and the FDVI Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, FDVI has fully disclosed in writing to American D&C (through this Agreement or the FDVI Schedules) all information relating to matters involving FDVI or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of FDVI or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on FDVI, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06 Options or Warrants

.  There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of FDVI.

Section 2.07 Absence of Certain Changes or Events

.  Since the date of the most recent FDVI balance sheet:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of FDVI or (ii) any damage, destruction or loss to FDVI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of FDVI;

(b) FDVI has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of FDVI; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) FDVI has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent FDVI balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of FDVI; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to its knowledge, FDVI has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of FDVI.

Section 2.08 Litigation and Proceedings

.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of FDVI after reasonable investigation, threatened by or against FDVI or affecting FDVI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the FDVI Schedules.  FDVI has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts.

(a) FDVI is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

(b) FDVI is not a party to or bound by, and the properties of FDVI are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) FDVI is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of FDVI.

Section 2.10 No Conflict With Other Instruments

.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which FDVI is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations

.  To the best of its knowledge, FDVI has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement

.  The Board of Directors of FDVI has authorized the execution and delivery of this Agreement by FDVI and has approved this Agreement and the transactions contemplated hereby.

Section 2.13 Material Transactions or Affiliations

.  Except as disclosed herein and in the FDVI Schedules, there exists no contract, agreement or arrangement between FDVI and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by FDVI to own beneficially, 5% or more of the issued and outstanding common stock of FDVI and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% Shareholders of FDVI has, or has had since inception of FDVI, any known interest, direct or indirect, in any such transaction with FDVI which was material to the business of FDVI.  FDVI has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 FDVI Schedules

.  FDVI has delivered to American D&C the following schedules, which are collectively referred to as the “FDVI Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of FDVI to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of FDVI as in effect as of the date of this Agreement;

(b) a schedule containing the financial statements of FDVI identified in paragraph 2.04(a) and (b);

(c) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of FDVI since March 31, 2009, required to be provided pursuant to section 2.07 hereof; and

(d) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the FDVI Schedules by Sections 2.01 through 2.15.

FDVI shall cause the FDVI Schedules and the instruments and data delivered to American D&C hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.15 Bank Accounts; Power of Attorney

.  Set forth in the FDVI Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by FDVI within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of FDVI, (b) all safe deposit boxes and other similar custodial arrangements maintained by FDVI within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from FDVI or who are otherwise authorized to act on behalf of FDVI with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.16 Valid Obligation.

  This Agreement and all agreements and other documents executed by FDVI in connection herewith constitute the valid and binding obligation of FDVI, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17 SEC Filings

                                Financial Statements.

(a) FDVI has made available to American D&C a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by FDVI with the SEC for the 12 months prior to the date of this Agreement (the “FDVI SEC Reports”), which, to FDVI knowledge, are all the forms, reports and documents filed by FDVI with the SEC for the 12 months prior to the date of this Agreement. As of their respective dates, to FDVI knowledge, the FDVI SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such FDVI SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) To FDVI’s knowledge, each set of financial statements (including, in each case, any related notes thereto) contained in the FDVI SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of FDVI at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on FDVI taken as a whole.

Section 2.18 Over-the-Counter Bulletin Board Quotation.

 FDVI Common Stock is quoted on the FINRA Over-the-Counter Electronic Bulletin Board (“OTC BB”). There is no action or proceeding pending or, to FDVI’s knowledge, threatened against FDVI by NASDAQ or The Financial Industry Regulatory Authority, Inc. ("FINRA") with respect to any intention by such entities to prohibit or terminate the quotation of FDVI Common Stock on the OTC BB.

Section 2.19 Exchange Act Compliance.

  FDVI is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of FDVI Common Stock have been registered under Section 12(g) of the Exchange Act, and FDVI is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on FDVI.

Section 2.20                      Consent to Proceed without Counsel.  FDVI acknowledges that Anslow & Jaclin, LLP is acting as counsel only for American D&C and the American D&C Shareholders.  FDVI is not relying on any advice or legal counsel from Anslow & Jaclin, LLP.  FDVI further represents and warrants that FDVI has elected to engage in the transactions described herein without being represented by counsel.

ARTICLE III

PLAN OF EXCHANGE

Section 3.01 The Exchange.

  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), the American D&C Shareholders who have elected to accept the exchange offer described herein (the “Accepting Shareholders”) by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of American D&C set forth on the American D&C Schedule attached hereto, constituting all of the shares of American D&C held by such Shareholders; the objective of such Exchange being the acquisition by FDVI of not less than 100% of the issued and outstanding shares of American D&C.  In exchange for the transfer of such securities by the American D&C Shareholders, FDVI shall issue to the American D&C Shareholders, their affiliates or assigns, 30,000,000 shares of Common Stock to the American D&C Shareholders upon the date hereof pursuant to Table 1 attached hereto, representing approximately 94.17% of the total FDVI Common Stock, for all of the outstanding shares of American D&C held by the American D&C Shareholders (the “Exchange Shares”). At the Closing Date, the American D&C Shareholders shall, on surrender of his certificate or certificates representing his American D&C shares to FDVI or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Exchange Shares.

All employee stock options, warrants, and convertible securities (the “Convertible Securities”) of American D&C shall be exchanged for identical Convertible Securities of FDVI with the same terms and conditions as that of the Convertible Securities.

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of American D&C shall be held by FDVI.  Upon consummation of the transaction contemplated herein there shall be 30,857,000 shares of FDVI Common Stock issued and outstanding.

Section 3.02 Reserved.

Section 3.03 Reserved.

Section 3.04 Closing

.  The closing (“Closing”) of the transactions contemplated by this Agreement shall occur upon the exchange of the stock of FDVI and American D&C as described in Section 3.01 herein.  Such Closing shall take place at a mutually agreeable time and place.

Section 3.05 Closing Events

.  At the Closing, FDVI, American D&C and the American D&C Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.06 Termination

.  This Agreement may be terminated by the Board of Directors of American D&C or FDVI only in the event that FDVI or American D&C do not meet the conditions precedent set forth in Articles V and VI.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE IV

SPECIAL COVENANTS

Section 4.01 Access to Properties and Records

.  FDVI and  American D&C will each afford to the officers and authorized representatives of the other full access to the properties, books and records of FDVI or American D&C, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of FDVI or American D&C, as the case may be, as the other shall from time to time reasonably request.  Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records

.  At the Closing, FDVI shall deliver to American D&C, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of FDVI now in the possession of FDVI or its representatives.

Section 4.03 Third Party Consents and Certificates

.  FDVI and American D&C agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 FDVI Shareholders Approval.

  On or before the Closing Date, FDVI shall obtain the written consent of the majority of the FDVI Shareholders authorizing such matters as shall require Shareholders approval hereunder.  In addition, FDVI shall promptly file with the SEC necessary disclosure statements required by federal securities law.

Section 4.05 Designation of Directors and Officer.

  Effective as of the Closing Date, the following individals will take the position of Director with FDVI: Haimiao Sun, Yongjun Wang, Changming Zhang. In addition, upon the signing of this Agreement, FDVI shall appoint as officers of FDVI the following persons: Yongjun Wang as President, Linan Gong as Chief Executive Officer and Secretary, and Dehai Yin as Chief Financial Officer and Chief Accounting Officer.

Section 4.06 Actions Prior to Closing

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the FDVI Schedules or American D&C Schedules or as permitted or contemplated by this Agreement, FDVI (subject to paragraph (d) below) and American D&C respectively, will each:

(i) carry on its business in substantially the same manner as it has heretofore;

(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date of this Agreement until the Closing Date, neither FDVI nor American D&C will:

(i) make any changes in their articles or certificate of incorporation or bylaws except as contemplated by this Agreement including a name change;

(ii) take any action described in Section 1.07 in the case of American D&C or in Section 2.07, in the case of FDVI (all except as permitted therein or as disclosed in the applicable party’s schedules);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

Section 4.07 Indemnification.

(a) American D&C hereby agrees to indemnify FDVI and each of the officers, agents and directors of FDVI as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for One (1) year following the Closing.

(b) The American D&C Shareholders agree to indemnify FDVI and each of the officers, agents and directors of FDVI as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article 3.01 of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for One (1) year following the Closing.

(c) FDVI hereby agrees to indemnify American D&C and each of the officers, agents, and directors of American D&C and the American D&C Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for One (1) year following the Closing.

Section 4.08 The Acquisition of FDVI Common Stock

.  FDVI and American D&C understand and agree that the consummation of this Agreement including the issuance of the FDVI common stock to the American D&C Shareholders in exchange for the American D&C Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  FDVI and American D&C agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.  In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each Shareholder of American D&C hereby represents as follows:

(a) Each American D&C Shareholder is acquiring the shares of FDVI Common Stock for investment for American D&C Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each American D&C Shareholder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the shares of FDVI Common Stock.

(b) Each American D&C Shareholder represents and warrants that he or she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in FDVI and its securities.

(c) Each Shareholder who is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) understands that the shares of FDVI Common Stock are not registered under the Securities Act and that the issuance thereof to such American D&C Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Each Non-U.S. Shareholder has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States.  Each certificate representing the shares of FDVI Common Stock shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) Each American D&C Shareholder who is a “U.S. Person” as defined in Rule 902(k) of Regulation S as identified on Schedule 1.1 hereto (each a “U.S. Shareholder”) understands that the shares of FDVI Common Stock are not registered under the Securities Act and that the issuance thereof to such American D&C Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  Each U.S. Shareholder represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such American D&C Shareholder otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”). Each U.S. Shareholder agrees to provide documentation to FDVI prior to Closing as may be requested by FDVI to confirm compliance with Regulation D and/or Section 4(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the shares of FDVI Common Stock issued to such American D&C Shareholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(e) Each American D&C Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(f) Each American D&C Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in FDVI and its securities, and with respect to each U.S. Shareholder, that all information required to be disclosed to such Shareholder under Regulation D has been furnished to such American D&C Shareholder by FDVI.  To the full satisfaction of each Shareholder, he has been furnished all materials that he has requested relating to FDVI and the issuance of the shares of FDVI Common Stock hereunder, and each American D&C Shareholder has been afforded the opportunity to ask questions of FDVI’ representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the American D&C Shareholders.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of American D&C set forth in this Agreement, on which each of the American D&C Shareholders have relied in making an exchange of his Shares of the Company for the shares of Common Stock of FDVI.

(g) Each American D&C Shareholder understands that the shares of FDVI Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the shares of FDVI Common Stock or any available exemption from registration under the Securities Act, the shares of FDVI Common Stock may have to be held indefinitely.  Each American D&C Shareholder further acknowledges that the shares of FDVI Common Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, FDVI compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

(h) The Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Shareholder under this Section 4.08 shall survive the Closing.

(i) In connection with the transaction contemplated by this Agreement, FDVI and American D&C shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of American D&C reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(j) In order to more fully document reliance on the exemptions as provided herein, American D&C, the American D&C Shareholders, and FDVI shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as American D&C or FDVI and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(k) The American D&C Shareholders acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 4.09 Sales of Securities Under Rule 144, If Applicable.

(a) FDVI will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b) Upon being informed in writing by any person holding restricted stock of FDVI that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), FDVI will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(c) If any certificate representing any such restricted stock is presented to FDVI’ transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, FDVI will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

Section 4.10 Assistance with Post-Closing SEC Reports and Inquiries.

 Upon the reasonable request of American D&C, after the Closing Date, the Officers and Directors of FDVI shall use their reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of FDVI occurring, reported or filed prior to the Closing, as may be necessary or required by FDVI for the preparation of the reports that FDVI is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF FDVI

The obligations of FDVI under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants

.  The representations and warranties made by American D&C and the American D&C Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  American D&C shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by American D&C prior to or at the Closing.  FDVI shall be furnished with a certificate, signed by a duly authorized executive officer of American D&C and dated the Closing Date, to the foregoing effect.

Section 5.02 Officer’s Certificate

.  FDVI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of American D&C to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of American D&C threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the American D&C Schedules, by or against American D&C, which might result in any material adverse change in any of the assets, properties, business, or operations of American D&C.

Section 5.03 Good Standing

.  Within fifteen (15) business days from the Closing Date, FDVI shall have received a certificate of good standing from the Secretary of State of Delaware, certifying that American D&C is in good standing as a company in the State of Delaware.

Section 5.04 No Governmental Prohibition

.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.05 Consents

.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of American D&C after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.06 Other Items.

(a) FDVI shall have received a list containing the name, address, and number of shares held by the American D&C Shareholders as of the date of Closing, certified by an executive officer of American D&C as being true, complete and accurate; and

(b) FDVI shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as FDVI may reasonably request.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF AMERICAN D&C

AND THE AMERICAN D&C SHAREHOLDERS

The obligations of American D&C and the American D&C Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants

.  The representations and warranties made by FDVI in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, FDVI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by FDVI.

Section 6.02 Officer’s Certificate

.  American D&C shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of FDVI, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of FDVI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement  or, to the extent not disclosed in the FDVI Schedules, by or against FDVI, which might result in any material adverse change in any of the assets, properties or operations of FDVI.

Section 6.03 Good Standing

.  American D&C shall have received a certificate of good standing from the Secretary of State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that FDVI is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition

.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Consents

.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of FDVI after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06 Shareholder Report.  American D&C shall receive a shareholder’s report reflective of all FDVI shareholders which does not exceed 1,857,000 shares of FDVI common stock issued and outstanding as of the day prior to the Closing Date.

Section 6.07 Preferred Stock.  FDVI shall have confirmed there are no shares of preferred stock issued and outstanding.

Section 6.08 Other Items

.  American D&C shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as American D&C may reasonably request.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Brokers

.  FDVI and American D&C agree that, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  FDVI and American D&C each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law

.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York.  Venue for all matters shall be in New York, without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices

.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to American D&C, to:

Xiaojin Wang
American D&C Invesment, Inc.
18 Kimberly Court
East Hanover, NJ 07936

Telephone: 973-462-8777

With copies to (which shall not constitute notice):

Anslow & Jaclin, LLP
Attn: Kristina L. Trauger, Esq.
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Telephone: 732-409-1212
Facsimile: 732-577-1188

If to FDVI, to:
Fleurs De Vie, Inc.
Attn: Yongjun Wang
c/o AUS 100 Wall St. 15th Floor
New York, NY 10005

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney’s Fees

.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality

.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings

.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07 Schedules; Knowledge

.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 7.08 Third Party Beneficiaries

.  This contract is strictly between FDVI and American D&C, and, except as specifically provided, no director, officer, stockholder (other than the American D&C Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09 Expenses

.  Subject to Section 7.04 above, whether or not the Exchange is consummated, each of FDVI and American D&C will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.10 Entire Agreement

.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11 Survival; Termination

.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 7.12 Counterparts

.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13 Amendment or Waiver

.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14 Best Efforts

.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

FLEURS DE VIE, INC.
(“FDVI”)

By:	/s/ Changming Zhang
Name: Changming Zhang
Title: Chief Executive Officer

AMERICAN D&C INVESTMENT, INC.
(“AMERICAN D&C”)

By:	/s/Xiaojin Wang
Name: Xiaojin Wang
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

AMERICAN D&C INVESTMENT, INC.
SHAREHOLDERS

By: /s/ Yongjun Wang
Name: Yongjun Wang

By: /s/ Changming Zhang
Name: Changming Zhang

By: /s/ Chi Zhang
Name: Chi Zhang

By: /s/ Jinsong Zhang
Name: Jinsong Zhang

By: /s/ Dongmei Jiang
Name: Dongmei Jiang

By: /s/ Ling Sun
Name: Ling Sun

By: /s/ Huakang Zhou
Name: Huakang Zhou

By: /s/ Xiaojin Wang
Name: Xiaojin Wang

By: /s/ Ying Wang
Name: Ying Wang

By: /s/ Zehui Li
Name: Zehui Li

By: /s/ Xiaozhen Li
Name: Xiaozhen Li

By: /s/ Xiuhua Li
Name: Xiuhua Li

By: /s/ Lian Yang
Name: Lian Yang

By: /s/ Jieli Tian
Name: Jieli Tian

By: /s/ Han Qin
Name: Han Qin

By: /s/ Cheng Wang
Name: Cheng Wang

Table 1:                      Exchange Shares to be Issued

Name	FDVE shares
Yongjun Wang	10,000,000
Changming Zhang	6,000,000
Ling Sun	1,000,000
Huakang Zhou	1,000,000
Xiaojin Wang	500,000
Ying Wang	500,000
Zehui Li	1,000,000
Han Qin	1,000,000
Cheng Wang	1,000,000
Chi Zhang	1,000,000
Jin Zhang	1,000,000
Xiaozhen Li	1,000,000
Xiuhua Li	1,000,000
Lian Yang	1,000,000
Jieli Tian	1,000,000
Jinsong Zhang	1,000,000
Dongmei Jiang	1,000,000
D&C subtotal	30,000,000
FDVE current shareholders	1,857,000
Total issued and outstanding after merger closed	31,857,000